Exhibit 99.1

NEWS RELEASE

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial (NASDAQ FCFC) Reports First Quarter 2006 Earnings

Waco, Texas May 10, 2006

Highlights of the Quarter:

•          FirstCity reports 1st quarter 2006 earnings of $2,022,141 or $.17 per  diluted share

•          FirstCity invested $23.3 million in portfolio assets for the quarter.

•          FirstCity reports continued earning asset growth of $12.4 million for the quarter.

Components of the quarterly results are detailed below (dollars in thousands except per share data):

	Three Months Ended March 31, 2006 (unaudited)
	2006	2005
Portfolio Asset Acquisition and Resolution	$3,328	$4,115
Corporate overhead	(1,231)	(1,566)
Earnings from continuing operations	2,097	2,549
Loss from discontinued operations net of taxes	(75)	—
Net earnings to common stockholders	$2,022	$2,549
Diluted earnings per common share	$0.17	$0.21

James T. Sartain, President and CEO said, “We were pleased with the strong acquisitions and equity investments in the first quarter.  Our asset base continues to grow as we progress toward a critical mass in earning assets. The revenues and resulting earnings from this growth will build steadily over time. Our pipeline is strong and we are currently evaluating 29 different transactions representing over $4 billion in face value of assets.”

Portfolio Asset Acquisition and Resolution

FirstCity purchased $42.4 million in portfolio assets during the first quarter of 2006 and invested equity in these portfolios of $23.3 million.  These purchases consisted of three portfolios – all in the United States.

(more)

Portfolio purchases are detailed below (in millions):

	Domestic	Europe	Latin America	Total	Invested Equity
2006
1st Quarter	$42.4	—	—	$42.4	$23.3	*
2005
4th Quarter	$32.9	$37.2	$12.6	$82.7	$35.0
3rd Quarter	32.3	—	0.6	32.9	18.1
2nd Quarter	16.1	—	—	16.1	16.1
1st Quarter	12.1	—	2.8	14.9	2.2
Total Year 2005	$93.4	$37.2	$16.0	$146.6	$71.4	*
Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8
Total Year 2003	$92.6	$31.2	$5.4	$129.2	$22.9	*

* In addition to the portfolio acquisitions above, FirstCity invested $730,000 in partnerships during the first quarter of 2006, $3.2 million during 2005 and $3.4 million during 2003.

Operating contribution from the Portfolio Asset Acquisition business for the first quarter was $3.3 million. The earnings were comprised of $5.5 million in revenues, $3.6 million in equity in earnings of investments and $5.8 million of expenses, including a provision for loan losses of $109,000. The business generated 58% of the revenues (including equity in earnings of investments) from domestic investments, 29% from investments in Latin America and 13% from investments in Europe. The major components of revenue for the quarter include equity earnings in Acquisition Partnerships and servicing entities of $3.6 million, servicing fees of $2.6 million, gain on resolution of Portfolio Assets of $1.3 million and interest income of $1.2 million.

Operating contribution from the Portfolio Asset Acquisition business for the first quarter includes net foreign currency gains of $517,000, which is comprised of $334,000 of Euro gains, $174,000 in Mexican peso gains and $9,000 in Argentine peso gains. The Company continued to borrow in Euros to hedge the risk associated with foreign currency exposure.

The following table details the impact of these items on corporate earnings:

Illustration of the Effects of Currency Fluctuations (dollars in thousands)	Three Months Ended March 31,
	2006	2005
	(unaudited)
Net earnings to Common Stockholders as reported	$2,022	$2,549
Euro gains	334	230
Mexican Peso gains	174	319
Argentine Peso gains	9	—

Euro exchange rate at valuation date	0.83	0.77
Mexican Peso exchange rate at valuation date	10.95	11.29
Argentine Peso exchange rate at valuation date	3.14	n/a

Conference Call

A conference call will be held today at 9:00 a.m. Central time to discuss first quarter 2006 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation First Quarter 2006 Conference Call
Date:	Wednesday, May 10, 2006
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page-	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites-	www.streetevents.com and,
www.earnings.com

Dial In Access:	Domestic	800-599-9816
	International	617-847-8705

	Pass code -	92311829

Replay	Domestic	888-286-8010
	International	617-801-6888

	Pass code -	15714033

The replay will be available until Wednesday May 24, 2006.

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets, the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry, fluctuation in residential and commercial real estate values, capital markets conditions, including  the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations, factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16,2006, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ National Market System under the symbol “FCFC.”

FirstCity Financial Corporation

Summary of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
Servicing fees from affiliates	$2,647	$3,172
Gain on resolution of Portfolio Assets	1,284	1,862
Interest income from affiliates	430	424
Loan interest income	774	478
Other income	580	384
Total revenues	5,715	6,320
Expenses:
Interest and fees on notes payable - other	1,698	872
Interest and fees on notes payable to affiliates	10	8
Salaries and benefits	3,738	4,158
Provision (recovery) for loan and impairment losses	109	85
Occupancy, data processing, communication and other	1,564	1,913
Total expenses	7,119	7,036
Equity in earnings of investments	3,634	3,401

Earnings from continuing operations before income taxes and minority interest	2,230	2,685
Income taxes	(122)	(139)
Minority interest	(11)	3
Earnings from continuing operations	2,097	2,549
Discontinued operations
Earnings (loss) from operations of discontinued components	(75)	—
Income taxes	—	—
Earnings (loss) from discontinued operations	(75)	—
Net earnings	$2,022	$2,549

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.19	$0.23
Discontinued operations	$(0.01)	$—
Net earnings per common share	$0.18	$0.23
Wtd. avg. common shares outstanding	11,307	11,262

Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.18	$0.21
Discontinued operations	$(0.01)	$—
Net earnings per common share	$0.17	$0.21
Wtd. avg. common shares outstanding	11,958	12,007

Selected Unaudited Balance Sheet Data

	March 31, 2006	December 31, 2005
Cash	$9,248	$12,901
Portfolio Assets, net	52,124	49,346
Loans receivable	20,107	19,606
Equity investments	92,892	83,785
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	8,983	8,973
Discontinued mortgage assets held for sale	91	157
Total assets	$203,546	$194,869

Notes payable - other	$95,330	$89,653
Notes payable to affiliates	546	606
Minority interest and other liabilities	6,583	5,578
Liabilities from discontinued consumer operations	121	121
Total liabilities	102,580	95,958
Total equity	100,966	98,911
Total liabilities and equity	$203,546	$194,869

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$5,546	$6,207
Equity in earnings of investments	3,634	3,401
Expenses	(5,743)	(5,408)
Operating contribution before provision for loan and impairment losses	3,437	4,200
Provision (recovery) for loan and impairment losses	109	85
Operating contribution, net of direct taxes	$3,328	$4,115
Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$42,351	$12,108
Latin America	—	2,763
Europe	—	—
Total	$42,351	$14,871

	Purchase Price	FirstCity’s Investment
Historical Acquisitions - Annual:
2006	$42,351	$23,342
2005	146,581	71,405
2004	174,139	59,762
2003	129,192	22,944
2002	171,769	16,717

	March 31, 2006	December 31, 2005
Portfolio acquisition and resolution assets by region:
Domestic	$119,285	$105,938
Latin America	19,661	19,764
Europe	26,736	27,699
Total	$165,682	$153,401

	Three Months Ended March 31,
	2006	2005
Revenues and equity in earnings of investments by region:
Domestic	$5,354	$5,962
Latin America	2,653	2,397
Europe	1,173	1,249
Total	$9,180	$9,608

Revenues and equity in earnings of investments by source:
Equity earnings	$3,634	$3,401
Servicing fees	2,647	3,172
Interest income - loans	1,204	902
Gain on resolution of Portfolio Assets	1,284	1,862
Other	411	271
Total	$9,180	$9,608

	Three Months Ended March 31,
	2006	2005
Analysis of Equity Investments in Acquisition Partnerships:
FirstCity’s Average investment in Acquisition Partnerships
Domestic	$55,682	$36,552
Latin America	3,038	1,518
Europe	25,267	18,874
Total	$83,987	$56,944

FirstCity Share of Equity Earnings:
Domestic	$2,269	$2,313
Latin America	313	3
Europe	1,052	1,085
Total	$3,634	$3,401

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$50,263	$36,315
Latin America	16,123	19,096
Europe	1,748	530
Total	$68,134	$55,941

Income from wholly owned portfolio assets and loans receivable:
Domestic	$2,130	$2,393
Latin America	331	363
Europe	27	8
Total	$2,488	$2,764

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$759	$1,141
Average servicing fee %	3.3%	4.2%
Latin American partnerships:
Servicing fee revenue	$1,826	$1,981
Average servicing fee %	15.0%	18.2%
Incentive service fees	$62	$50
Total Service Fees:
Servicing fee revenue	$2,647	$3,172
Average servicing fee %	7.5%	8.3%

Collections:
Domestic	$23,269	$27,434
Latin America	12,145	10,898
Europe	16,697	13,198
Subtotal	52,111	51,530
Wholly-owned	6,731	8,338
Total	$58,842	$59,868

Servicing portfolio (face value)
Domestic	$568,029	$450,204
Latin America	1,330,719	1,446,059
Europe	882,574	867,078
Total	$2,781,322	$2,763,341

Number of personnel at period end:
Domestic	64	65
Latin America	113	129
Corporate	30	31
Total personnel	207	225